UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2018

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	4

SIGNATURES		5

EXHIBIT 4.1

EXHIBIT 4.2

EXHIBIT 4.3

EXHIBIT 5.1

EXHIBIT 23.1

Item 8.01,	“Other Events”

As previously announced, on December 3, 2018, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, with respect to the issuance and sale of $400 million aggregate principal amount of the Company’s 4.250% Senior Notes due 2029 (the “2029 Notes”) and $400 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2048 (the “2048 Notes” and, together with the 2029 Notes, the “notes”). The offer and sale of the notes were registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-216211) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2017. On December 17, 2018, the Company closed its public offering of the notes.

The notes were issued under an Indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of August 19, 2010 (the “Base Indenture”), as supplemented by the ninth supplemental indenture, dated as of December 17, 2018 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The net proceeds of the offering are expected to be used for general corporate purposes, which is expected to include repayment or redemption of the $450 million outstanding principal amount of the Company’s 2.75% senior unsecured notes due in July 2019.

The 2029 Notes bear interest at the fixed rate of 4.250% per year and mature on February 1, 2029. Interest on the 2029 Notes will be due semiannually on February 1 and August 1 of each year, commencing February 1, 2019. The 2048 Notes bear interest at the fixed rate of 4.875% per year and mature on December 17, 2048. Interest on the 2048 Notes will be due semiannually on June 17 and December 17 of each year, commencing June 17, 2019. The Company may redeem, in whole or in part, the notes at any time, at a price equal to the greater of (i) 100% of the principal amount being prepaid, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, and (ii) the make-whole redemption price set forth in the relevant series of notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Notwithstanding the preceding sentence, the Company may redeem all or a portion of the 2029 Notes at its option at any time on or after November 1, 2028 (three months prior to their maturity) and may redeem all or a portion of the 2048 Notes at its option at any time on or after June 17, 2048 (six months prior to their maturity), in each case at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additionally, at the option of the holders of the notes, the Company may be required to purchase all or a portion of the notes upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur or create liens and enter into sale and leaseback transactions. In addition, the Indenture contains a covenant that limits the ability of the Company to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity.

The Indenture contains customary default provisions. In addition, an event of default will occur if the Company or certain of its subsidiaries fail to pay the principal of any Indebtedness (as defined in the Indenture) when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or certain of its subsidiaries’ Indebtedness in an aggregate amount of $50 million or more. Upon the occurrence and during the continuation of an event of default under the Indenture, the notes may become immediately due and payable either automatically or by the vote of the holders of more than 25% of the aggregate principal amount of all of the notes of the applicable series then outstanding.

The above descriptions of the Base Indenture, Ninth Supplemental Indenture and the form of the notes are summaries only and are qualified in their entirety by their respective terms. The Base Indenture is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 19, 2010 filed with the Commission. The Ninth Supplemental Indenture (including forms of notes) is attached hereto as Exhibit 4.1.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

4.1	Ninth Supplemental Indenture, dated as of December 17, 2018, between the Company and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.250% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Form of 4.875% Senior Note due 2048 (included in Exhibit 4.1).

5.1	Opinion of Gibson, Dunn & Crutcher LLP, New York, New York.

23.1	Consent of Gibson, Dunn & Crutcher LLP, New York, New York (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: December 21, 2018

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